                                                                      EXHIBIT 21

                                  SUBSIDIARIES

SUBSIDIARIES (1)                                                    SUBSIDIARY JURISDICTION
-----------------                                                   -----------------------
Brightpoint Latin America, Inc.                                     Indiana
Brightpoint de Venezuela, C.A.                                      Venezuela
Brightpoint do Brasil Ltda.                                         Brazil
Brightpoint International Ltd                                       Delaware
Brightpoint EMA Limited                                             United Kingdom
Brightpoint (UK) Limited                                            United Kingdom
Brightpoint (South Africa) (Proprietary) Limited                    South Africa
Brightpoint Sweden AB                                               Sweden
Brightpoint Middle East FZE                                         U.A.E.
Brightpoint (Ireland) Limited                                       Ireland
Brightpoint (Private) Limited                                       Sri Lanka
Brightpoint Philippines, Inc.                                       Philippines
Brightpoint Australasia Pty. Limited                                Australia
Brightpoint International (Asia Pacific) Pte. Ltd.                  Singapore
Brightpoint International Trading (Guangzhou) Co. Ltd.              China
Brightpoint Australia Pty Ltd                                       Australia
Brightpoint China Limited                                           Hong Kong
Brightpoint FSC, Inc.                                               Barbados
Brightpoint Global Access, Inc.                                     Indiana
Brightpoint Holdings Belgium CVA                                    Belgium
Brightpoint India Private Limited                                   India
Eurocom Systems, S.A.                                               France
Brightpoint North America, Inc.                                     Indiana
Wireless Fulfillment Services LLC                                   California
Brightpoint International Holdings B.V.                             Netherlands
Brightpoint de Mexico, S.A. de C.V.                                 Mexico
Servicios Brightpoint de Mexico, S.A. de C.V.                       Mexico
Brightpoint Solutions de Mexico, S.A. de C.V.                       Mexico
Brightpoint Holdings B.V.                                           Netherlands
Brightpoint (France) SARL                                           France
Brightpoint Germany GmbH                                            Germany
Brightpoint B.V.                                                    Netherlands
Fono Distribution Services Limited Liability Company                U.A.E.
Brightpoint Netherlands Holdings B.V.                               Netherlands
Brightpoint International Trading (Shanghai) Co., Ltd.              China
Brightpoint New Zealand Limited                                     New Zealand
Brightpoint GmbH                                                    Germany

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
SUBSIDIARIES (1)                                                       SUBSIDIARY JURISDICTION
---------------                                                        -----------------------
Axess Communications Sp. z o. o.                                       Poland
Winning Land Company Limited                                           British Virgin Islands
Brightpoint Taiwan Limited                                             British Virgin Islands
Brightpoint Zimbabwe (Private) Limited                                 Zimbabwe
Brightpoint de Colombia, Inc.                                          Indiana
Brightpoint Puerto Rico, Inc.                                          Indiana
Wireless Fulfillment Services Holdings, Inc.                           Delaware
Brightpoint (PRC) Limited                                              Hong Kong
Sunrise International Limited                                          Cayman Islands
Brightpoint North America L.P.                                         Delaware
Brightpoint EMA B.V.                                                   Netherlands
Brightpoint Jordan Ltd.                                                Jordan
Advanced Portable Technologies Pty Ltd                                 Australia
Autocom SARL                                                           France
Brightpoint Worldwide Trading (Shanghai) Co., Ltd.                     China
Data Growth Holdings Limited                                           British Virgin Islands
Mega-Hertz SARL                                                        France


(1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02 (w) of Regulation S-X, and Brightpoint has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.